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                                                                   Exhibit 10.42


                                FOURTH AMENDMENT
                                     TO THE
                      FISHER SCIENTIFIC INTERNATIONAL INC.
                                 RETIREMENT PLAN

      WHEREAS, Article 10.1 of the Fisher Scientific International Inc. Retirement Plan (the "Retirement Plan") grants the Administrative and Investment Committee (the "Committee") the authority to make amendments to the Retirement Plan which may be necessary to ensure continued qualification of the Retirement Plan or to comply with the interpretations issued by the Internal Revenue Service ("IRS") with respect to the Internal Revenue Code of 1986, as amended (the "Code") or the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and

      WHEREAS, in connection with plan changes required or made possible by the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), the Retirement Plan may be amended before the end of the remedial amendment period, provided that a "good faith amendment" reflecting such changes is adopted by December 31, 2002; and

      WHEREAS, the Company desires to adopt a "good faith amendment" reflecting changes required or made possible by EGTRRA in order to have available the EGTRRA remedial amendment period.

      NOW,THEREFORE, it hereby is:

      RESOLVED THAT the Retirement Plan be hereby amended by adding to the end thereof the Fourth Amendment as follows:

                          "EGTRRA GOOD FAITH AMENDMENT

1.    PREAMBLE

      (a) Adoption and Effective Date of EGTRRA Amendments. This amendment to the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

      (b) Supersession of Inconsistent Provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

2.    LIMITATIONS ON ANNUAL MAXIMUM ADDITIONS

      (a) Effective Date. This Section 2 shall be effective for Limitation Years beginning after December 31, 2001.

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      (b) Effect On Participants. Benefit increases resulting from the increase in the limitations of section 415(b) of the Code will be provided to those Participants who have one hour of service on or after December 31, 2001.

      (c) Definitions.

(i) Defined Benefit Dollar Limitation. The "defined benefit dollar limitation" is $160,000, as adjusted, effective January 1 of each year, under section 415(d) of the Code in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. A limitation as adjusted under section 415(d) of the Code will apply to limitation years ending with or within the calendar year for which the adjustment applies.

(ii) Maximum Permissible Benefit. The "Maximum Permissible Amount" is the Dollar Limitation (adjusted where required, as provided in (x) and, if applicable, in (y) or (z) below.

                  (x) If the Participant has fewer than 10 years of
            participation in the Plan, the Dollar Limitation shall be multiplied by a fraction, (i) the numerator of which is the years (or part thereof) of Service with the Company and (ii) the denominator of which is 10.

                  (y) If the benefit of a Participant begins prior to age 62, the Dollar Limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the Dollar Limitation applicable to the Participant at age 62 (adjusted under (x) above, if required). The Dollar Limitation applicable at an age prior to age 62 is determined as the lesser of (i) the actuarial equivalent (at such age) of the Dollar Limitation computed using the interest rate and mortality table (or other tabular factor) which are set forth in the Plan (including its respective components) for the reduction of benefits for early retirement benefits under the Plan and (ii) the actuarial equivalent (at such age) of the Dollar Limitation computed using a 5 percent interest rate and the Applicable Mortality Table. Any decrease in the Dollar Limitation determined in accordance with this paragraph
            (y) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

                  (z) If the benefit of a Participant begins after the
            Participant attains age 65, the Dollar Limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the Dollar Limitation applicable to the Participant at age 65 (adjusted under (x) above, if required). The actuarial equivalent of the Dollar Limitation applicable at an age after age 65 is determined as (i) the lesser of the actuarial equivalent (at such age) of the Dollar Limitation computed using the interest rate and mortality table (or other tabular factor) which are set

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            forth in the Plan (including its respective components) for deferred retirement benefits under the Plan and (ii) the actuarial equivalent (at such age) of the Dollar Limitation computed using a 5 percent interest rate assumption and the Applicable Mortality Table. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

3.    INCREASE IN COMPENSATION LIMIT

      (a) Increase in Limit. The annual compensation of each Participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed $200,000. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). For purposes of determining benefit accruals in a Plan Year beginning after December 31, 2001, compensation for any prior determination period shall remain subject to previous limits.

      (b) Cost-of-Living Adjustment. The $200,000 limit on annual compensation in paragraph (a) shall be adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

4.    MODIFICATION OF TOP-HEAVY PROVISIONS

      (a) Effective Date. This Section 4 shall apply for purposes of determining whether the Plan is a top-heavy plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This
Section 4 amends Article 13 of the Plan.

      (b) Determination of Top-Heavy Status. (i) Key Employee. Key Employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the Top Heavy Determination Date was an officer of the Company or an Affiliate having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Company or an Affiliate, or a 1-percent owner of the Company or an Affiliate having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(ii) Determination of Present Values and Amounts. This Section 4 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Participants as of the Top-Heavy Determination Date.

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                  (x) Distributions During Year Ending on the Top Heavy
            Determination Date. The present values of accrued benefits and the amounts of account balances of an employee as of the Top Heavy Determination Date shall be increased by the distributions made with respect to an employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the Top Heavy Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.

                  (y) Participants Not Performing Services During Year Ending on
            the Top Heavy Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Company or any Affiliate during the 1-year period ending on the Top Heavy Determination Date shall not be taken into account.

      (c) Minimum Benefits. For purposes of satisfying the minimum benefit requirements of section 416(c)(1) of the Code and the Plan, in determining Years of Service with the employer, any service with the employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of section 410(b) of the Code) no Key Employee or former Key Employee.

5.    ELECTION OF DIRECT ROLLOVERS

      (a) Effective Date. This Section 5 shall apply to distributions made after December 31, 2001.

      (b) Modification of Definition of Eligible Retirement Plan. For purposes of the direct rollover provision in Article 7.6 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under section 457(b ) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a Qualified Domestic Relation Order, as defined in section 414(p) of the Code.

      (c) Modification of Definition of Eligible Rollover Distribution to Include After-Tax Employee Contributions. For purposes of the direct rollover provisions in section 7.6 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or

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to a qualified defined contribution plan described in section 401(a) or 403(a)
of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible."

      IN WITNESS WHEREOF, the Fisher Scientific International Inc. Retirement Plan is amended the 10th day of December, 2002.

                                         ADMINISTRATIVE AND INVESTMENT COMMITTEE

                                         /s/ Paul M. Meister
                                         _______________________________________
                                         Paul M. Meister


                                         /s/ Todd DuChene
                                         _______________________________________
                                         Todd DuChene

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